Exhibit 99.1

For Immediate Release:	July 19, 2016

Investor Relations Contact: Marliese L. Shaw Executive Vice President, Investor Relations Officer United Bank 860-291-3622 MShaw@bankatunited.com	Media Relations Contact: Adam J. Jeamel Regional President, Corporate Communications United Bank 860-291-3765 AJeamel@bankatunited.com

UNITED FINANCIAL BANCORP, INC.
ANNOUNCES SECOND QUARTER EARNINGS
AND QUARTERLY DIVIDEND

GLASTONBURY, Conn., July 19, 2016 – United Financial Bancorp, Inc. (“United Financial” or "The Company”) (NASDAQ Global Select Stock Market: “UBNK”), the holding company for United Bank ("The Bank”), announced results for the quarter ended June 30, 2016.

The Company had net income of $9.1 million, or $0.18 per diluted share, for the quarter ended June 30, 2016, compared to net income for the linked quarter of $11.9 million, or $0.24 per diluted share. Operating net income (Non-GAAP) for the second quarter of 2016 was $10.0 million, or $0.20 per diluted share, compared to $10.9 million, or $0.22 per diluted share for the linked quarter. Operating net income for the second quarter of 2016 is adjusted for purchase accounting impacts, net gain from sales of securities and the effect of position eliminations as a result of the Company's previously disclosed reorganization plan. Additionally, in the first quarter of 2016, operating income was also adjusted for Federal Home Loan Bank of Boston ("FHLBB") prepayment penalties. The Company reported net income of $13.3 million, or $0.27 per diluted share, for the quarter ended June 30, 2015.

"In the second quarter of 2016, operating revenue increased 2%, but operating net income declined to $0.20 per diluted share from $0.22 per diluted share for the linked quarter. Despite record low interest rates, our operating net interest margin declined only one basis point and we maintained strong expense discipline evidenced in our ratio of operating non-interest expense to average assets at 2.08%. Management remains focused on its previously disclosed four key objectives to enhance shareholder value in this difficult operating environment for banks. Tangible book value per share increased to $10.39 from $10.20 after paying a dividend of $0.12 per share. Asset quality remains strong and non-interest bearing deposits increased by 10% year over year," stated William H. W. Crawford, IV, Chief Executive Officer of the Company and the Bank. "In addition, I want to thank our talented employees for their continued steadfast focus on serving our customers and communities."

UBNK - United Financial Bancorp, Inc.	Page 1	www.unitedfinancialinc.com

Balance Sheet

Total assets at June 30, 2016 increased by $95.8 million to $6.42 billion from $6.32 billion at March 31, 2016. At June 30, 2016, total loans were $4.73 billion, representing an increase of $81 million, or 2%, from the linked quarter. Loan growth during the second quarter of 2016 was highlighted by a $58 million, or 9%, increase in commercial business loans, a $14 million, or 3%, increase in home equity loans and an $8 million, or 2%, increase in owner-occupied commercial real estate loans. Residential mortgages declined during the second quarter of 2016 by $5 million, reflecting the Company's continued strategy to reduce on-balance sheet exposure to residential mortgage loans.

Deposits totaled $4.46 billion at June 30, 2016 and decreased by $79 million, or 2%, from $4.53 billion at March 31, 2016. While deposits declined during the second quarter of 2016, the shift in the deposit mix is reflective of the Company's strategy to focus on low cost core deposit growth. Noteworthy increases include a $16 million, or 3%, increase in non-interest bearing deposits and a $32 million, or 8% increase in NOW checking deposits. Deposit balances were substantially impacted during the second quarter of 2016 by the seasonal outflows of municipal deposits and to a lesser extent retail money market account outflows were experienced due to the expiration of promotional pricing.

Net Interest Income

Net interest income decreased by $1.9 million to $41.5 million during the second quarter of 2016 from the linked quarter. Interest income totaled $51.6 million in the second quarter of 2016 and decreased by $2.0 million, or 4%, in comparison to the linked quarter. This decrease was largely attributable to the reduced benefit of purchase mark accretion as compared to the linked quarter. Interest expense decreased by $47,000 to $10.1 million during the second quarter of 2016 from $10.2 million in the linked quarter. As communicated in the prior quarter, the Company planned to grow assets at a slower pace and as a result average interest-earning assets increased slightly by $38.2 million, or 1%, from the linked quarter, and on an operating basis, net interest income was flat at $41.5 million during the second quarter of 2016 as compared to the linked quarter.

The GAAP tax equivalent net interest margin for the second quarter of 2016 decreased by 15 basis points to 2.94% compared to 3.09% for the linked quarter. The yield on interest-earning assets decreased by 16 basis points in the second quarter of 2016 to 3.63% as compared to the linked quarter, and the cost of total interest bearing liabilities decreased by one basis point to 0.82% in the quarter ending June 30, 2016 from 0.83% in the linked quarter. The operating net interest margin, which excludes the impact of purchase accounting adjustments, decreased by 1 basis point to 2.94% in the second quarter of 2016 from 2.95% in the linked quarter.

Provision for Loan Losses

The provision for loan losses increased $936,000, or 35% to $3.6 million for the quarter ended June 30, 2016 compared to $2.7 million for the linked quarter due to continued growth within the commercial loan portfolio. Net charge-offs for the second quarter of 2016 increased slightly by $88,000 to $1.2 million, or 0.10% annualized as a percentage of average loans outstanding, from $1.1 million, or 0.09% annualized as a percentage of average loans outstanding, in the linked quarter. Factors considered in the provision for loan losses include, but are not limited to, historical charge-offs, the composition of the portfolio, the current level of non-performing loans and charge-offs, local economic and credit conditions, the direction of real estate values and delinquency trends.

UBNK - United Financial Bancorp, Inc.	Page 2	www.unitedfinancialinc.com

Non-Interest Income

Total non-interest income decreased by $195,000, or 3%, to $6.5 million for the quarter ended June 30, 2016 from $6.7 million in the linked quarter. Operating non-interest income, which excludes the impact of gains on the sales of securities, increased by $890,000 to $6.2 million, or 17%, for the second quarter of 2016. The increase in the second quarter's operating non-interest income was driven primarily from the $1.5 million increase in mortgage banking income as compared to the linked quarter.

Non-Interest Expense

Non-interest expense for the quarter ended June 30, 2016 totaled $34.7 million and increased by $918,000 from the linked quarter, while operating non-interest expense increased by $997,000. Both increased by 3%. Operating non-interest expense excluded the impact of $1.4 million (pre-tax) of one-time expenses recognized in the quarter ended June 30, 2016 related to the Company's second quarter execution of a reorganization plan that centralized operational responsibilities into the back office from our retail network, thereby allowing our sales staff to better serve our customers while lowering operating costs. As a result of the reorganization plan, the Company is expected to save approximately $3.0 million (pre-tax) annually. The only significant variance in operating non-interest expense during the quarter was the $819,000 increase in salaries and employee benefits expense as compared to the linked quarter due primarily to a $537,000 increase in commissions related to revenue growth from the financial advisory line of business and increased retail loan originations, coupled with a $277,000 increase in health insurance expense partially offset by a $268,000 decrease in payroll related taxes. The Company's cost structure continues to be favorable with non-interest expense as a percentage of average assets reported at 2.19% and operating non-interest expense as a percentage of average assets reported at 2.08% for the quarter ended June 30, 2016.

Asset Quality

Asset quality remained strong and stable. Non-performing assets increased by $2.4 million to $39.5 million at June 30, 2016 from $37.1 million at March 31, 2016. The ratio of non-performing assets to total assets as compared to the linked quarter increased slightly to 0.61% at June 30, 2016 from 0.59% at March 31, 2016. The allowance for loan losses as a percentage of total covered loans outstanding increased to 1.09% at June 30, 2016 from 1.07% at March 31, 2016. The Company maintains a disciplined approach to asset quality and will not match extremely favorable pricing or underwriting and structure pressures from competitor banks if those considerations do not meet the Company's asset quality and return standards.

Capital

The Company reported Tangible Common Equity ("TCE") of $522.2 million, or 8.25% of average assets, at June 30, 2016. Tangible book value per share increased to $10.39 at June 30, 2016 from $10.20 at March 31, 2016, primarily due to the impact of the Company’s net income of $9.1 million, partially offset by the cash dividend payment to shareholders of $0.12 per share, which reduced shareholders' equity by $6.0 million. Book value per share at June 30, 2016 was $12.81.

Dividend

The Board of Directors declared a cash dividend on the Company’s common stock of $0.12 per share to shareholders of record at the close of business on July 29, 2016 and payable on August 10, 2016. This dividend equates to a 3.70% annualized yield based on the $12.97 average closing price of the Company’s common stock in the second quarter of 2016. The Company has paid dividends for 41 consecutive quarters.

UBNK - United Financial Bancorp, Inc.	Page 3	www.unitedfinancialinc.com

Investor Conference Call

United Financial Bancorp, Inc. will host a conference call on Wednesday, July 20, 2016 at 10:00 a.m. Eastern Time (ET) to discuss the Company’s second quarter results. Those wishing to participate in the call may dial toll-free 1-888-339-0797. A telephone replay of the call will be available through August 3, 2016 by calling 1-877-344-7529 and entering conference number 10089175. A podcast will be available on the Company’s website for an extended period of time, as well as on the Company’s investor relations app.

Investor Presentation

United Financial Bancorp, Inc. has prepared and furnished a visual slide presentation to accompany the earnings press release and investor conference call. The presentation has been furnished as an exhibit to the SEC Form 8-K, but is not included in this press release. Copies of the presentation may be accessed on the Company’s investor relations website (www.unitedfinancialinc.com) by selecting “News & Market Data,” then “Presentations;” or via the IRapp and selecting “Presentations;” or directly from SEC EDGAR.

About United Financial Bancorp, Inc.

United Financial Bancorp, Inc. is the holding company for United Bank, a full service financial services firm offering a complete line of commercial, business, and consumer banking products and services to customers throughout Connecticut and Massachusetts. United Bank is a financially strong, leading New England bank with more than 50 branches in two states and several commercial and residential loan production offices. United Financial Bancorp, Inc. trades on the NASDAQ Global Select Stock Exchange under the ticker symbol “UBNK”. At June 30, 2016, the Company had $6.4 billion in assets.

For more information about United Bank’s services and products call (866) 959-BANK or visit www.bankatunited.com. For more information about United Financial Bancorp, Inc., visit www.unitedfinancialinc.com or download the Company’s free Investor Relations app on your Apple or Android device. To download United Financial Bancorp, Inc.'s investor relations app on your iPhone or on your iPad, which offers access to SEC documents, press releases, videos, audiocasts and more, please visit:
https://itunes.apple.com/WebObjects/MZStore.woa/wa/viewSoftware?id=725271098&mt=8 or https://play.google.com/store/apps/details?id=com.theirapp.ubnk for your Android mobile device.

Forward Looking Statements

This press release may contain certain forward-looking statements about the Company. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiaries are engaged.

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United Financial Bancorp, Inc. and Subsidiaries
Consolidated Statements of Net Income
(In Thousands, Except Share Data)
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2016	2015	2016	2015
Interest and dividend income:
Loans	$43,556	$41,253	$89,028	$81,780
Securities-taxable interest	4,926	4,771	10,022	10,040
Securities-non-taxable interest	2,051	2,181	4,061	4,273
Securities-dividends	1,021	472	1,944	846
Interest-bearing deposits	67	34	140	67
Total interest and dividend income	51,621	48,711	105,195	97,006
Interest expense:
Deposits	6,382	5,584	12,648	10,324
Borrowed funds	3,743	2,224	7,649	4,436
Total interest expense	10,125	7,808	20,297	14,760
Net interest income	41,496	40,903	84,898	82,246
Provision for loan losses	3,624	4,462	6,312	5,973
Net interest income after provision for loan losses	37,872	36,441	78,586	76,273
Non-interest income:
Service charges and fees	4,359	5,643	8,953	9,474
Net gain from sales of securities	367	360	1,819	698
Income from mortgage banking activities	2,331	2,990	3,191	5,361
Bank-owned life insurance income	814	830	1,632	1,664
Net loss on limited partnership investments	(1,504)	(916)	(2,440)	(1,346)
Other income	165	464	104	355
Total non-interest income	6,532	9,371	13,259	16,206
Non-interest expense:
Salaries and employee benefits	20,013	16,595	37,804	33,167
Service bureau fees	2,230	1,466	4,259	3,286
Occupancy and equipment	3,850	3,799	7,750	8,257
Professional fees	887	782	1,768	1,699
Marketing and promotions	1,023	620	1,615	1,256
FDIC insurance assessments	1,042	823	1,981	1,901
Core deposit intangible amortization	401	449	834	930
FHLBB prepayment penalties	—	—	1,454	—
Other	5,235	5,823	10,979	10,518
Total non-interest expense	34,681	30,357	68,444	61,014
Income before income taxes	9,723	15,455	23,401	31,465
Provision for income taxes	665	2,123	2,449	5,108
Net income	$9,058	$13,332	$20,952	$26,357

Net income per share:
Basic	$0.18	$0.27	$0.42	$0.54
Diluted	$0.18	$0.27	$0.41	$0.53
Weighted-average shares outstanding:
Basic	49,623,472	48,837,512	49,523,345	48,777,096
Diluted	49,946,639	49,309,189	49,802,679	49,292,910

F - 1

United Financial Bancorp, Inc. and Subsidiaries
Consolidated Statements of Net Income
(In Thousands)
(Unaudited)

	For the Three Months Ended
	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
Interest and dividend income:
Loans	$43,556	$45,472	$41,751	$41,878	$41,253
Securities-taxable interest	4,926	5,096	5,092	4,907	4,771
Securities-non-taxable interest	2,051	2,010	2,001	2,080	2,181
Securities-dividends	1,021	923	809	708	472
Interest-bearing deposits	67	73	61	52	34
Total interest and dividend income	51,621	53,574	49,714	49,625	48,711
Interest expense:
Deposits	6,382	6,266	5,799	5,319	5,584
Borrowed funds	3,743	3,906	3,222	2,663	2,224
Total interest expense	10,125	10,172	9,021	7,982	7,808
Net interest income	41,496	43,402	40,693	41,643	40,903
Provision for loan losses	3,624	2,688	3,780	3,252	4,462
Net interest income after provision for loan losses	37,872	40,714	36,913	38,391	36,441
Non-interest income:
Service charges and fees	4,359	4,594	5,606	5,960	5,643
Net gain from sales of securities	367	1,452	300	(59)	360
Income from mortgage banking activities	2,331	860	1,934	2,257	2,990
Bank-owned life insurance income	814	818	1,059	893	830
Net loss on limited partnership investments	(1,504)	(936)	(799)	(991)	(916)
Other income	165	(61)	363	(242)	464
Total non-interest income	6,532	6,727	8,463	7,818	9,371
Non-interest expense:
Salaries and employee benefits	20,013	17,791	17,308	16,994	16,595
Service bureau fees	2,230	2,029	1,614	1,828	1,466
Occupancy and equipment	3,850	3,900	3,842	3,343	3,799
Professional fees	887	881	3,037	1,581	782
Marketing and promotions	1,023	592	478	587	620
FDIC insurance assessments	1,042	939	1,041	750	823
Core deposit intangible amortization	401	433	433	433	449
Merger related expense	—	—	1,575	—	—
FHLBB prepayment penalties	—	1,454	—	—	—
Other	5,235	5,744	5,977	6,360	5,823
Total non-interest expense	34,681	33,763	35,305	31,876	30,357
Income before income taxes	9,723	13,678	10,071	14,333	15,455
Provision for income taxes	665	1,784	169	952	2,123
Net income	$9,058	$11,894	$9,902	$13,381	$13,332

Net income per share:
Basic	$0.18	$0.24	$0.20	$0.27	$0.27
Diluted	$0.18	$0.24	$0.20	$0.27	$0.27
Weighted-average shares outstanding:
Basic	49,623,472	49,423,218	49,160,925	48,931,203	48,837,512
Diluted	49,946,639	49,652,632	49,621,935	49,429,809	49,309,189

F - 2

United Financial Bancorp, Inc. and Subsidiaries
Consolidated Statements of Condition
(In Thousands)
(Unaudited)

	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
ASSETS
Cash and cash equivalents:
Cash and due from banks	$54,792	$46,618	$47,602	$38,534	$44,482
Short-term investments	42,649	40,616	47,574	59,776	40,043
Total cash and cash equivalents	97,441	87,234	95,176	98,310	84,525
Available for sale securities – At fair value	1,073,459	1,090,498	1,059,169	1,080,393	1,061,927
Held to maturity securities – At amortized cost	14,289	14,434	14,565	14,715	14,992
Loans held for sale	30,558	7,560	10,136	13,511	28,017
Loans:
Commercial real estate loans:
Owner-occupied	384,324	376,511	322,084	340,047	305,522
Investor non-owner occupied	1,675,821	1,648,321	1,673,248	1,580,848	1,458,229
Construction	107,302	128,007	129,922	146,975	142,462
Commercial real estate loans	2,167,447	2,152,839	2,125,254	2,067,870	1,906,213
Commercial business loans	671,687	614,235	603,332	576,899	634,529
Consumer loans:
Residential real estate	1,171,300	1,176,357	1,179,915	1,190,745	1,167,830
Home equity	460,058	446,515	431,282	335,220	333,983
Residential construction	49,338	42,205	41,084	33,648	24,306
Other consumer	211,065	217,725	233,064	5,236	5,206
Consumer loans	1,891,761	1,882,802	1,885,345	1,564,849	1,531,325
Total loans	4,730,895	4,649,876	4,613,931	4,209,618	4,072,067
Net deferred loan costs and premiums	9,403	7,612	7,018	6,246	5,559
Allowance for loan losses	(37,961)	(35,500)	(33,887)	(30,832)	(28,856)
Loans receivable - net	4,702,337	4,621,988	4,587,062	4,185,032	4,048,770
Federal Home Loan Bank of Boston stock, at cost	55,989	55,989	51,196	40,814	37,061
Accrued interest receivable	16,635	16,922	15,740	15,477	14,777
Deferred tax asset, net	31,395	32,222	33,094	31,554	31,822
Premises and equipment, net	53,021	53,685	54,779	55,919	57,131
Goodwill	115,281	115,281	115,281	115,281	115,265
Core deposit intangible asset	6,672	7,073	7,506	7,939	8,372
Cash surrender value of bank-owned life insurance	126,734	125,920	125,101	125,186	124,287
Other assets	91,273	90,438	59,736	58,891	53,744
Total assets	$6,415,084	$6,319,244	$6,228,541	$5,843,022	$5,680,690

F - 3

	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits:
Non-interest-bearing	$673,624	$657,144	$657,718	$622,535	$610,279
Interest-bearing	3,781,717	3,876,901	3,779,353	3,640,436	3,571,972
Total deposits	4,455,341	4,534,045	4,437,071	4,262,971	4,182,251
Mortgagors’ and investor escrow accounts	14,040	9,696	13,526	8,108	15,168
Federal Home Loan Bank advances and other borrowings	1,222,160	1,073,034	1,099,020	893,865	825,963
Accrued expenses and other liabilities	79,350	69,191	53,403	56,626	45,313
Total liabilities	5,770,891	5,685,966	5,603,020	5,221,570	5,068,695
Total stockholders’ equity	644,193	633,278	625,521	621,452	611,995
Total liabilities and stockholders’ equity	$6,415,084	$6,319,244	$6,228,541	$5,843,022	$5,680,690

F - 4

United Financial Bancorp, Inc. and Subsidiaries
Selected Financial Highlights
(Dollars In Thousands, Except Share Data)
(Unaudited)

	At or For the Three Months Ended
	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
Share Data:
Basic net income per share	$0.18	$0.24	$0.20	$0.27	$0.27
Diluted net income per share	0.18	0.24	0.20	0.27	0.27
Dividends declared per share	0.12	0.12	0.12	0.12	0.12
Key Statistics:
Total revenue	$48,028	$50,129	$49,156	$49,461	$50,274
Total non-interest expense	34,681	33,763	35,305	31,876	30,357
Average earning assets	5,887,738	5,849,517	5,575,297	5,332,758	5,112,581
Key Ratios:
Return on average assets (annualized)	0.57%	0.76%	0.66%	0.93%	0.96%
Return on average equity (annualized)	5.71%	7.59%	6.35%	8.68%	8.69%
Tax-equivalent net interest margin (annualized)	2.94%	3.09%	3.02%	3.20%	3.30%
Residential Mortgage Production:
Dollar volume (total)	$173,507	$124,058	$146,271	$187,926	$203,433
Mortgages originated for purchases	100,871	66,696	95,927	131,609	115,286
Loans sold	93,581	89,758	119,289	123,316	93,972
Income from mortgage banking activities	2,331	860	1,934	2,257	2,990
Non-performing Assets:
Residential real estate	$11,729	$11,725	$11,193	$10,975	$9,421
Home equity	3,176	3,036	2,786	3,602	2,956
Investor-owned commercial real estate	5,618	5,297	8,565	6,505	7,685
Owner-occupied commercial real estate	3,815	3,115	2,939	5,076	3,304
Construction	2,103	2,114	2,808	1,604	1,334
Commercial business	4,364	3,979	3,898	4,475	5,315
Other consumer	1,233	19	2	3	13
Non-accrual loans	32,038	29,285	32,191	32,240	30,028
Troubled debt restructured – non-accruing	6,713	7,143	5,611	4,605	5,346
Total non-performing loans	38,751	36,428	37,802	36,845	35,374
Other real estate owned	702	659	755	258	227
Total non-performing assets	$39,453	$37,087	$38,557	$37,103	$35,601
Non-performing loans to total loans	0.82%	0.78%	0.82%	0.88%	0.87%
Non-performing assets to total assets	0.61%	0.59%	0.62%	0.63%	0.63%
Allowance for loan losses to non-performing loans	97.96%	97.45%	89.64%	83.68%	81.57%
Allowance for loan losses to total loans	0.80%	0.76%	0.73%	0.73%	0.71%
Non-GAAP Ratios: (1)
Non-interest expense to average assets (annualized)	2.19%	2.15%	2.37%	2.22%	2.19%
Efficiency ratio (2)	64.54%	61.98%	62.20%	61.20%	57.36%
Cost of funds (annualized) (3)	0.72%	0.73%	0.68%	0.63%	0.64%
Total revenue growth rate	(4.19)%	1.98%	(0.62)%	(1.62)%	4.35%
Total revenue growth rate (annualized)	(16.77)%	7.92%	(2.47)%	(6.47)%	17.40%
Average earning asset growth rate	0.65%	4.92%	4.55%	4.31%	0.55%
Average earning asset growth rate (annualized)	2.61%	19.67%	18.19%	17.23%	2.19%
Return on average tangible common equity (annualized)	7.28%	9.65%	8.14%	11.08%	11.12%
Pre-provision net revenue to average assets (4)	1.11%	1.21%	1.17%	1.38%	1.56%
Operating pre-provision net revenue to average assets (5)	0.94%	0.95%	1.03%	0.96%	1.19%

(1)
Non-GAAP Ratios are not financial measurements required by generally accepted accounting principles; however, management believes such information is useful to investors in evaluating Company performance.

(2)
The efficiency ratio represents the ratio of non-interest expense before other real estate owned expense and amortization of intangibles as a percent of net interest income (fully taxable equivalent) and non-interest income, excluding gains from securities transactions, losses on partnerships and nonrecurring items.

(3)	The cost of funds ratio represents interest incurred on liabilities as a percentage of average non-interest bearing deposits and interest-bearing liabilities.

F - 5

(4)	The pre-provision net revenue to average assets ratio represents the ratio of net interest income, on a fully tax-equivalent basis, fees and other non-interest income, as a percent of average assets.

(5)
The operating pre-provision net revenue to average assets ratio represents the ratio of operating net interest income, on a fully tax-equivalent basis, fees and other operating non-interest income, as a percent of average assets.

F - 6

United Financial Bancorp, Inc. and Subsidiaries
Average Balance Sheets, Interest and Yields/Costs
(Dollars In Thousands)
(Unaudited)

	For the Three Months Ended
	June 30, 2016			June 30, 2015
	Average Balance	Interest and Dividends	Yield/Cost	Average Balance	Interest and Dividends	Yield/Cost
Interest-earning assets:
Residential real estate	$1,199,406	$10,077	3.36%	$1,169,858	$10,062	3.44%
Commercial real estate	2,028,664	20,667	4.10	1,658,734	19,614	4.74
Construction	164,717	1,539	3.76	156,114	1,841	4.73
Commercial business	636,986	5,575	3.52	613,220	7,050	4.61
Home equity	445,391	3,583	3.22	331,992	2,640	3.19
Other consumer	218,321	2,657	4.87	4,843	44	3.63
Investment securities	1,151,926	9,131	3.16	1,130,543	8,632	3.05
Other earning assets	42,327	67	0.63	47,277	34	0.29
Total interest-earning assets	5,887,738	53,296	3.63	5,112,581	49,917	3.91
Allowance for loan losses	(36,357)			(26,552)
Non-interest-earning assets	475,060			458,462
Total assets	$6,326,441			$5,544,491
Interest-bearing liabilities:
NOW and money market	$1,540,997	$1,666	0.43%	$1,434,648	$1,952	0.55%
Savings	537,276	79	0.06	540,162	84	0.06
Certificates of deposit	1,783,687	4,637	1.05	1,555,593	3,548	0.91
Total interest-bearing deposits	3,861,960	6,382	0.66	3,530,403	5,584	0.63
Federal Home Loan Bank advances	985,424	2,369	0.97	572,948	845	0.59
Other borrowings	121,587	1,374	4.55	160,015	1,379	3.46
Total interest-bearing liabilities	4,968,971	10,125	0.82	4,263,366	7,808	0.73
Non-interest-bearing deposits	641,168			593,117
Other liabilities	81,927			74,305
Total liabilities	5,692,066			4,930,788
Stockholders’ equity	634,375			613,703
Total liabilities and stockholders’ equity	$6,326,441			$5,544,491
Net interest-earning assets	$918,767			$849,215
Tax-equivalent net interest income		43,171			42,109
Tax-equivalent net interest rate spread			2.81%			3.18%
Tax-equivalent net interest margin			2.94%			3.30%
Average interest-earning assets to average interest-bearing liabilities			118.49%			119.92%
Less tax-equivalent adjustment		1,548			1,206
Net interest income		$41,623			$40,903

F - 7

United Financial Bancorp, Inc. and Subsidiaries
Average Balance Sheets, Interest and Yields/Costs
(Dollars In Thousands)
(Unaudited)

	For the Three Months Ended
	June 30, 2016			March 31, 2016
	Average Balance	Interest and Dividends	Yield/Cost	Average Balance	Interest and Dividends	Yield/Cost
Interest-earning assets:
Residential real estate	$1,199,406	$10,077	3.36%	$1,207,005	$10,200	3.38%
Commercial real estate	2,028,664	20,667	4.10	2,010,589	20,872	4.18
Construction	164,717	1,539	3.76	171,268	1,979	4.65
Commercial business	636,986	5,575	3.52	607,331	6,258	4.14
Home equity	445,391	3,583	3.22	432,208	3,712	3.44
Other consumer	218,321	2,657	4.87	228,657	2,957	5.17
Investment securities	1,151,926	9,131	3.16	1,134,723	9,139	3.22
Other earning assets	42,327	67	0.63	57,736	73	0.51
Total interest-earning assets	5,887,738	53,296	3.63	5,849,517	55,190	3.79
Allowance for loan losses	(36,357)			(35,134)
Non-interest-earning assets	475,060			472,379
Total assets	$6,326,441			$6,286,762
Interest-bearing liabilities:
NOW and money market	$1,540,997	$1,666	0.43%	$1,573,554	$1,783	0.46%
Savings	537,276	79	0.06	519,264	74	0.06
Certificates of deposit	1,783,687	4,637	1.05	1,747,654	4,409	1.01
Total interest-bearing deposits	3,861,960	6,382	0.66	3,840,472	6,266	0.66
Federal Home Loan Bank advances	985,424	2,369	0.97	956,819	2,481	1.04
Other borrowings	121,587	1,374	4.55	150,387	1,425	3.81
Total interest-bearing liabilities	4,968,971	10,125	0.82	4,947,678	10,172	0.83
Non-interest-bearing deposits	641,168			635,552
Other liabilities	81,927			76,472
Total liabilities	5,692,066			5,659,702
Stockholders’ equity	634,375			627,060
Total liabilities and stockholders’ equity	$6,326,441			$6,286,762
Net interest-earning assets	$918,767			$901,839
Tax-equivalent net interest income		43,171			45,018
Tax-equivalent net interest rate spread			2.81%			2.96%
Tax-equivalent net interest margin			2.94%			3.09%
Average interest-earning assets to average interest-bearing liabilities			118.49%			118.72%
Less tax-equivalent adjustment		1,548			1,616
Net interest income		$41,623			$43,402

F - 8

United Financial Bancorp, Inc. and Subsidiaries
Average Balance Sheets, Interest and Yields/Costs
(Dollars In Thousands)
(Unaudited)

	For the Six Months Ended June 30,
	2016			2015
	Average Balance	Interest and Dividends	Yield/Cost	Average Balance	Interest and Dividends	Yield/Cost
Interest-earning assets:
Residential real estate	$1,203,206	$20,276	3.37%	$1,134,842	$19,758	3.48%
Commercial real estate	2,019,627	41,540	4.14	1,667,917	38,569	4.66
Construction	167,993	3,518	4.21	167,924	4,199	5.04
Commercial business	622,159	11,834	3.83	611,902	13,908	4.58
Home equity	438,675	7,293	3.33	333,591	5,264	3.18
Other consumer	223,626	5,615	5.02	5,309	82	3.08
Investment securities	1,143,324	18,270	3.20	1,128,040	17,520	3.11
Other earning assets	50,032	140	0.56	49,403	67	0.27
Total interest-earning assets	5,868,642	108,486	3.70	5,098,928	99,367	3.92
Allowance for loan losses	(35,928)			(25,989)
Non-interest-earning assets	473,888			453,896
Total assets	$6,306,602			$5,526,835
Interest-bearing liabilities:
NOW and money market	$1,557,276	$3,449	0.45%	$1,423,008	$3,483	0.49%
Savings	528,270	153	0.06	537,115	166	0.06
Certificates of deposit	1,765,671	9,046	1.03	1,549,693	6,675	0.87
Total interest-bearing deposits	3,851,217	12,648	0.66	3,509,816	10,324	0.59
Federal Home Loan Bank advances	971,121	4,850	1.00	581,630	1,667	0.58
Other borrowings	135,987	2,799	4.14	169,498	2,769	3.29
Total interest-bearing liabilities	4,958,325	20,297	0.82	4,260,944	14,760	0.70
Non-interest-bearing deposits	638,360			586,047
Other liabilities	79,199			71,055
Total liabilities	5,675,884			4,918,046
Stockholders’ equity	630,718			608,789
Total liabilities and stockholders’ equity	$6,306,602			$5,526,835
Net interest-earning assets	$910,317			$837,984
Tax-equivalent net interest income		88,189			84,607
Tax-equivalent net interest rate spread			2.88%			3.22%
Tax-equivalent net interest margin			3.00%			3.33%
Average interest-earning assets to average interest-bearing liabilities			118.36%			119.67%
Less tax-equivalent adjustment		3,291			2,361
Net interest income		$84,898			$82,246

F - 9

United Financial Bancorp, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(Dollars In Thousands)
(Unaudited)

	Three Months Ended
	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
Net income	$9,058	$11,894	$9,902	$13,381	$13,332
Adjustments:
Net interest income	35	(1,900)	(1,617)	(4,092)	(3,512)
Non-interest income	(367)	(1,452)	(519)	59	(360)
Non-interest expense	1,814	1,893	3,586	244	454
Income tax (benefit) expense	(518)	511	(65)	1,326	1,196
Net adjustment	964	(948)	1,385	(2,463)	(2,222)
Total operating net income	$10,022	$10,946	$11,287	$10,918	$11,110
Total net interest income	$41,496	$43,402	$40,693	$41,643	$40,903
Adjustments:
Impact from purchase accounting fair value marks:
Amortization (accretion) of loan mark	835	(1,094)	(718)	(2,787)	(2,194)
Accretion of deposit mark	359	359	444	841	845
Accretion of borrowings mark	441	447	455	464	473
Net adjustment	35	(1,900)	(1,617)	(4,092)	(3,512)
Total operating net interest income	$41,531	$41,502	$39,076	$37,551	$37,391
Total non-interest income	$6,532	$6,727	$8,463	$7,818	$9,371
Adjustments:
Net (gain) loss on sales of securities	(367)	(1,452)	(300)	59	(360)
BOLI claim benefit	—	—	(219)	—	—
Net adjustment	(367)	(1,452)	(519)	59	(360)
Total operating non-interest income	6,165	5,275	7,944	7,877	9,011
Total operating net interest income	41,531	41,502	39,076	37,551	37,391
Total operating revenue	$47,696	$46,777	$47,020	$45,428	$46,402
Total non-interest expense	$34,681	$33,763	$35,305	$31,876	$30,357
Adjustments:
Merger related expense	—	—	(1,575)	—	—
Core deposit intangible amortization expense	(401)	(433)	(433)	(433)	(449)
Loan portfolio acquisition fees	—	—	(1,572)	—	—
Effect of position eliminations	(1,403)	—	—	—	—
Effect of branch lease termination agreement	—	—	—	195	—
Amortization of fixed asset fair value mark	(10)	(6)	(6)	(6)	(5)
FHLBB prepayment penalties	—	(1,454)	—	—	—
Net adjustment	(1,814)	(1,893)	(3,586)	(244)	(454)
Total operating expense	$32,867	$31,870	$31,719	$31,632	$29,903

Total loans	$4,730,895	$4,649,876	$4,613,931	$4,209,618	$4,072,067
Non-covered loans (1)	(1,259,285)	(1,334,303)	(1,448,435)	(1,255,618)	(1,356,259)
Total covered loans	$3,471,610	$3,315,573	$3,165,496	$2,954,000	$2,715,808
Allowance for loan losses	$37,961	$35,500	$33,887	$30,832	$28,856
Allowance for loan losses to total loans	0.80%	0.76%	0.73%	0.73%	0.71%
Allowance for loan losses to total covered loans	1.09%	1.07%	1.07%	1.04%	1.06%
(1) As required by GAAP, the Company recorded at fair value acquired loans. These loans carry no allowance for loan losses for the periods reflected above.

F - 10

United Financial Bancorp, Inc. and Subsidiaries
Selected Interest Income/Expense and Yields/Costs
Reconciliation of Non-GAAP Financial Measures
(Dollars In Thousands)
(Unaudited)

	Three Months Ended June 30, 2016
	GAAP		Mark to Market			Operating
	Interest and Dividends	Yield/Cost	Interest and Dividends	Yield/Cost		Interest and Dividends	Yield/Cost
Residential real estate	$10,077	3.36%	$(489)	(0.18) %		$10,566	3.54%
Commercial real estate	20,667	4.10	566	0.13		20,101	3.97
Construction	1,539	3.76	96	0.27		1,443	3.49
Commercial business	5,575	3.52	263	0.19		5,312	3.33
Home equity	3,583	3.22	(815)	(0.77)		4,398	3.99
Other consumer	2,657	4.87	(456)	(0.89)		3,113	5.76
Certificates of deposit	4,637	1.05	(359)	(0.08)		4,996	1.13
Federal Home Loan Bank advances	2,369	0.97	(457)	(0.19)		2,826	1.16
Other borrowings	1,374	4.55	16	0.12		1,358	4.43
Tax-equivalent net interest margin	43,171	2.94	(35)			43,206	2.94

	Three Months Ended March 31, 2016
	GAAP		Mark to Market			Operating
	Interest and Dividends	Yield/Cost	Interest and Dividends	Yield/Cost		Interest and Dividends	Yield/Cost
Residential real estate	$10,200	3.38%	$(390)	(0.15	) %	$10,590	3.53%
Commercial real estate	20,501	4.10	1,303	0.20		19,198	3.90
Construction	1,876	4.41	255	0.42		1,621	3.99
Commercial business	6,732	4.46	924	0.96		5,808	3.50
Home equity	3,712	3.44	(520)	(0.52)		4,232	3.96
Other consumer	2,957	5.17	(478)	(0.91)		3,435	6.08
Certificates of deposit	4,409	1.01	(359)	(0.09)		4,768	1.10
Federal Home Loan Bank advances	2,481	1.04	(462)	(0.20)		2,943	1.24
Other borrowings	1,425	3.81	15	0.08		1,410	3.73
Tax-equivalent net interest margin	45,018	3.09	1,900			43,118	2.95

F - 11